EXHIBIT 4.10

                        PERMANENT GLOBAL NOTE CERTIFICATE

ISIN: [.]                                                       Common Code: [.]

                             BARCLAYCARD FUNDING PLC

   (a public limited company incorporated under the laws of England and Wales)

    BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME

                        PERMANENT GLOBAL NOTE CERTIFICATE

                               representing up to

                                   (pound)[.]

              FLOATING RATE ASSET BACKED NOTE CERTIFICATES DUE [.]

This global instrument is a Permanent Global Note Certificate with interest coupons issued in respect of an issue of an aggregate principal amount of (pound)[.] of Floating Rate Asset Backed Note Certificates due [.] (the "NOTE CERTIFICATE") by Barclaycard Funding PLC (the "MTN ISSUER").

The MTN Issuer for value received promises, all in accordance with the terms and conditions set out in the Series 04-1 Supplement ("TERMS AND CONDITIONS") and the Trust Deed (as defined below) to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note Certificate for the time being from time to time represented hereby, on the maturity date specified in the Terms and Conditions or on such earlier date as any such Note Certificate may become due and payable in accordance with the Terms and Conditions, the Principal Amount on such dates as may be specified in the Terms and Conditions or, if any such Note Certificate shall become due and payable on any other date, the Principal Amount and, in respect of each such Note Certificate, to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions, all subject to and in accordance therewith.

Except as specified herein, the bearer of this Permanent Global Note Certificate is entitled to the benefit of the Terms and Conditions and of the same obligations on the part of the MTN Issuer as if such bearer were the bearer of the Note Certificates represented hereby and to the benefit of those Terms and Conditions (and the obligations on the part of the MTN Issuer contained therein) applicable specifically to Permanent Global Note Certificate, and all payments under and to the bearer of this Permanent Global Note Certificate shall be valid and effective to satisfy and discharge the corresponding Liabilities of the MTN Issuer in respect of the Note Certificates.

This Permanent Global Note Certificate is issued pursuant to a security trust deed dated 23 November 1999 (the "PRINCIPAL TRUST DEED") and the supplement thereto in respect of Series 04-1 dated [.] 2004 (the "SERIES 04-1 SUPPLEMENT" and together with the Security Trust Deed, the "TRUST DEED") and made between the MTN Issuer and The Bank of New York, London

                                                                    EXHIBIT 4.10

Branch as trustee (the "TRUSTEE" which expression includes any person or corporation appointed from time to time as trustee). Words and expressions defined expressly or by reference in the Terms and Conditions and the Trust Deed shall have the same meanings in this Permanent Global Note Certificate.

This Permanent Global Note Certificate will be exchanged in whole but not in part for Definitive Note Certificate if (a) any Note Certificate of the relevant Series becomes immediately redeemable following the occurrence of an Event of Default in relation thereto (b) Euroclear Bank S.A./N.V. as operator of the Euroclear System or Clearstream, Luxembourg, or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to cease business permanently or in fact does so; or (c) if so specified in the Trust Deed, upon the request of a Holder of a beneficial interest in this Permanent Global Note Certificate. In the case of (a) and (b), the MTN Issuer shall bear the entire cost and expense and, in the case of (c) the Holder making such request shall bear the entire cost and expense. In order to exercise the option contained in paragraph (c) of the preceding sentence, the bearer hereof must, at the request of the Holder making such request, not less than forty-five days before the date upon which the delivery of such Definitive Note Certificate is required, deposit this Permanent Global Note Certificate with the Principal Paying Agent at its specified office with the form of exchange notice endorsed hereon duly completed. Any Definitive Note Certificate will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The MTN Issuer undertakes to procure that the relevant Definitive Note Certificate will be duly issued in accordance with the Terms and Conditions, the provisions hereof and of the Trust Deed.

On any occasion on which a payment of interest is made in respect of this Permanent Global Note Certificate, the MTN Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Permanent Global Note Certificate or on which this Permanent Global Note Certificate is exchanged as aforesaid or on which any Note Certificate represented by this Permanent Global Note Certificate are to be cancelled the MTN Issuer shall procure that (i) the aggregate principal amount of the Note Certificates in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Permanent Global Note Certificate (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note Certificate shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Note Certificate represented by this Permanent Global Note Certificate, the MTN Issuer shall procure that the appropriate notations are made on the Schedule hereto.

Insofar as the Temporary Global Note Certificate by which the Note Certificates were initially represented has been exchanged in part only for this Permanent Global Note Certificate and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note Certificate, then upon presentation of this Permanent Global Note Certificate to the Principal Paying Agent at its specified office and to the extent that the

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

                                                                    EXHIBIT 4.10

aggregate principal amount of such Temporary Global Note Certificate is then reduced by reason of such further exchange, the MTN Issuer shall procure that
(i) the aggregate principal amount of the Note Certificates in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Note Certificate (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note Certificate shall for all purposes be as most recently noted.

The obligations of the MTN Issuer in respect of this Permanent Global Note Certificate are limited recourse in nature, as more particularly set out in the Terms and Conditions and the Trust Deed. In addition, the bearer of this Permanent Global Note Certificate and, inter alios, the Trustee are restricted in the proceedings which they may take against the MTN Issuer to enforce their rights hereunder and under the Trust Deed, as more particularly described in the Terms and Conditions and the Trust Deed.

This Permanent Global Note Certificate is governed by, and shall be construed in accordance with, English law.

The MTN Issuer irrevocably agrees for the benefit of the bearer that the courts of England are to have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Permanent Global Note Certificate (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The MTN Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

This Permanent Global Note Certificate shall not be valid for any purpose until authenticated for and on behalf of The Bank of New York, London Branch, as Issue Agent.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer, or duly authorised attorney on behalf of the MTN Issuer.

BARCLAYCARD FUNDING PLC

By:[manual/facsimile signature]

(director)

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

                                                                    EXHIBIT 4.10

ISSUED in [.] as of [.] 2004

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK as Issue Agent

without recourse, warranty or liability


By:[manual signature]

(duly authorised)

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

                                                                    EXHIBIT 4.10

                                  THE SCHEDULE

  PAYMENTS, DELIVERY OF DEFINITIVE NOTE CERTIFICATES, FURTHER EXCHANGES OF THE
     TEMPORARY GLOBAL NOTE CERTIFICATE, EXERCISE OF OPTIONS AND CANCELLATION
                              OF NOTE CERTIFICATES

====================================================================================================================================
  Date of payment,     Amount of     Amount of     Aggregate      Aggregate     Aggregate     Aggregate      Current      Authorised
 delivery, further      interest     principal     principal      principal     principal     principal     principal     signature
    exchange of        then paid     then paid     amount of      amount of     amount of     amount in     amount of      by or on
  Temporary Global                                 Definitive        Note        further      respect of      this        behalf of
 Note Certificate,                                    Note       Certificate    exchanges       which       Permanent        the
 exercise of option                               Certificates      then           of         option is      Global       Principal
  (and date upon                                      then        cancelled     Temporary     exercised       Note      Paying Agent
 which exercise is                                 delivered                   Global Note                 Certificate
   effective) or                                                               Certificate
   cancellation
====================================================================================================================================


====================================================================================================================================

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

                                                                    EXHIBIT 4.10

                                 EXCHANGE NOTICE

____________________, being the bearer of this Permanent Global Note Certificate at the time of its deposit with the Principal Paying Agent at its specified office for the purposes of the Note Certificates, hereby exercises the option set out above to have this Permanent Global Note exchanged in whole for Definitive Note Certificates in aggregate principal amount of [ ] and directs that such Definitive Note Certificates be made available for collection by it from the Principal Paying Agent's specified office.


By:
     -----------------------------------

(duly authorised)

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